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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        THE SPECTRANETICS CORPORATION
           (Exact name of Registrant as specified in its charter)

           DELAWARE                                   84-0997049
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                               96 TALAMINE COURT
                       COLORADO SPRINGS, COLORADO 80907
                                 (719) 633-8333
        (Address of principal executive offices and telephone number)

                                STOCK OPTION PLAN
                            (Full title of the plans)

JAMES P. MCCLUSKEY                              CHRISTOPHER L. KAUFMAN, ESQ.
THE SPECTRANETICS CORPORATION                   KIMBERLY L. BROUGHER, ESQ.
96 TALAMINE COURT                               LATHAM & WATKINS
COLORADO SPRINGS, COLORADO 80907                505 MONTGOMERY ST., SUITE 1900
(719) 633-8333                                  SAN FRANCISCO, CALIFORNIA 94111
(Name, address and telephone number,            (415) 395-8030
including area code, of agent for service)      (Copies of all correspondence)

                         CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        maximum      maximum
                                        offering    aggregate
Title of securities    Amount to be     price per   offering       Amount of
to be registered       registered (1)    unit(2)     price(2)   registration fee
- --------------------------------------------------------------------------------

Common Stock, $.001       900,000         $4.53     $4,077,000     $1,406.00
par value.(3)             shares

(1) The Stock Option Plan (the "Plan") authorizes the issuance of a maximum 2,100,000 shares of Common Stock, $.001 par value (the "Common Stock") of The Spectranetics Corporation (the "Company") upon the exercise of options, stock appreciation rights and other awards, 900,000 of which are being registered hereunder. No options, stock appreciation rights or other awards have been granted with respect to the 900,000 shares being registered hereunder.

(2) Computed solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and (c), based upon the average of high and low prices reported on the NASDAQ National Market System on July 19, 1996 (which were $4.8125 and $4.25, respectively).

(3) Each share of Common Stock includes one common share purchase Right under the Rights Agreement dated as of May 6, 1996 between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent.

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Proposed sale to take place as soon after the effective date of the Registration
       Statement as options granted under the Plan are exercised.

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                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PRIOR REGISTRATION STATEMENTS

     By Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on April 1, 1992 (Registration No. 33-46725) and Registration Statement on Form S-8 filed with the Commission on September 26, 1994 (together, the "Prior Registration Statements"), The Spectranetics Corporation, a Delaware corporation (the "Company") previously registered 1,085,593 and 783,334 shares, respectively, of Common Stock of the Company reserved for issuance from time to time in connection with the 1988 Incentive Stock Option Plan, the 1988 Non-Qualified Stock Option Plan, the 1989 Incentive Stock Option Plan, the 1990 Incentive Stock Option Plan, the Stock Option Plan, and the Nonemployee Director Stock Option Plan. The Stock Option Plan has been amended to increase the number of shares of Common Stock issuable under the Stock Option Plan from 1,200,000 shares to 2,100,000 shares of Common Stock. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby by any subsequently filed document which is incorporated by reference herein.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated by reference herein:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed by the Company with the Commission;

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed by the Company with the Commission;

     (c) The description of the Common Stock contained in the Form 8-A Registration Statement used to register the Common Stock and filed with the Commission, including any subsequently filed amendments and reports updating such description.

     In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 8.   EXHIBITS

          4.5  Amendment to Stock Option Plan.

          5.1  Opinion and Consent of Latham and Watkins.

          23.1 Consent of Latham & Watkins (included in Exhibit 5.1).

          23.2 Consent of KPMG Peat Marwick LLP.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on the 19th day of July, 1996.


                                       THE SPECTRANETICS CORPORATION

                                       By:   /s/ E. Wyatt Cannady
                                           --------------------------------
                                           E. Wyatt Cannady, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                       Title                        Date
        ---------                       -----                        ----

   /s/ E. Wyatt Cannady       President and Chief
- ---------------------------   Executive Officer, Director         July 19, 1996
   E. Wyatt Cannady           (Principal Executive Officer)

   /s/ James P. McCluskey     Vice President, Finance
- ---------------------------   (Principal Financial and            July 19, 1996
   James P. McCluskey         Accounting Officer)

 /s/ Emile J. Geisenheimer    Director and Chairman of the
- ---------------------------   Board of Directors                  July 19, 1996
   Emile J. Geisenheimer

   /s/ Gary R. Bang
- ---------------------------   Director                            July 19, 1996
   Gary R. Bang


- ---------------------------   Director                                   , 1996
   Cornelius C. Bond, Jr.

   /s/ Robert J. DePasqua
- ---------------------------   Director                            July 19, 1996
   Robert J. DePasqua

   /s/ Kinney L. Johnson
- ---------------------------   Director                            July 19, 1996
   Kinney L. Johnson

   /s/ James A. Lent
- ---------------------------   Director                            July 19, 1996
   James A. Lent

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                               EXHIBIT INDEX

                                                                     PAGE NO.
                                                                     --------
     4.5  Amendment to Stock Option Plan.                                6

     5.1  Opinion and Consent of Latham and Watkins.                     8

     23.1 Consent of Latham & Watkins (included in Exhibit 5.1).

     23.2 Consent of KPMG Peat Marwick LLP.                             10


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